UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2009, the shareholders of Peoples Bancorp Inc. (“Peoples”) adopted an amendment to Article FOURTH of Peoples’ Amended Articles of Incorporation to authorize Peoples to issue up to 50,000 preferred shares.  The preferred shares may be issued by Peoples’ Board of Directors in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as determined by the Board of Directors.  On January 22, 2009, Peoples filed with the Secretary of State of the State of Ohio a Certificate of Amendment by Shareholders or Members (the “Certificate of Amendment”) evidencing the amendment to Article FOURTH of Peoples’ Amended Articles of Incorporation adopted by Peoples’ shareholders. The Certificate of Amendment was effective upon filing. A copy of the Certificate of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 23, 2009, Peoples issued a news release announcing the adoption of an amendment to Peoples’ Amended Articles of Incorporation by its shareholders at a Special Meeting of Shareholders.  The news release also announced the date of the 2009 Annual Meeting of Shareholders and nomination of four directors for re-election at the 2009 Annual Meeting of Shareholders.  A copy of the news release is included as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 -- Financial Statements and Exhibits

a) – c)
    Not applicable

                        d) Exhibits
    See Index to Exhibits on Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: January 23, 2009	By:	/s/ EDWARD G. SLOANE
Edward G. Sloane
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended Articles of Incorporation of Peoples Bancorp Inc. (as filed with the Ohio Secretary of State on January 22, 2009)

99	News Release issued January 23, 2009